UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2019

Sport Endurance, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Prospect Street Brooklyn, NY	11201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 846-4280

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2019, Sport Endurance Inc. (the “Company”) approved the Company’s entry into a six-month Employment Agreement, effective February 1, 2019, with its Chief Executive Officer Mr. David Lelong. Under the terms of the Employment Agreement Mr. Lelong receives a salary of $8,000 per month for his services. Additionally, beginning on the effective date of the Employment Agreement and every 30 days thereafter, the Company will pay Mr. Lelong the lesser of (i) $19,333, or (ii) the remaining balance of $116,000, owed to Mr. Lelong as accrued salary. Interest on any accrued salary amount remaining owed to Mr. Lelong shall accrue monthly at a rate of 18% per annum.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 9.01 Exhibits.

(d)

Exhibit	Description
10.1	David Lelong Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT ENDURANCE, INC.

Date: February 7, 2019	By: /s/ David Lelong
Name: David Lelong
Title: Chief Executive Officer